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As filed with the Securities and Exchange Commission on March 19, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	41-0215170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Nicollet Mall Minneapolis, Minnesota	55403-2467
(Address of registrant's principal executive offices)	(Zip code)

Target Corporation 401(k) Plan
(Full title of the plan)

Stephen C. Kowalke
Vice President and Treasurer
Target Corporation
1000 Nicollet Mall
Minneapolis, Minnesota 55403-2467
(612) 304-6073
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock, par value $.0833 per share(2)	60,000,000 shares	$26.40	$1,584,000,000	$128,146

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on March 12, 2003.

(2)
Associated with the common stock are preferred share purchase rights that will not be exercisable or evidenced separately from the common stock prior to the occurrence of certain events.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 60,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Target Corporation 401(k) Plan (formerly known as the Dayton Hudson Supplemental Retirement, Savings and Employee Stock Ownership Plan), as amended and restated (the "Plan"). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Commission relating to the Plan (File No. 33-66050 and File No. 333-27435) are incorporated by reference herein.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Document Description
5	Opinion of General Counsel of the Registrant.
23(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5).
23(b)	Consent of Ernst & Young LLP.
24	Powers of Attorney.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 19th day of March, 2003.

TARGET CORPORATION
By
/s/ Douglas A. Scovanner Douglas A. Scovanner, Executive Vice President, Chief Financial Officer and Chief Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 19th day of March, 2003 by the following persons in the capacities indicated:

/s/ Robert J. Ulrich Robert J. Ulrich		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Douglas A. Scovanner Douglas A. Scovanner		Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)
Roxanne S. Austin	)
Calvin Darden	)
Roger A. Enrico	)
William W. George	)
Elizabeth Hoffman	)
Michele J. Hooper	)
James A. Johnson	)
Richard M. Kovacevich	)	Directors*
Anne M. Mulcahy	)
Stephen W. Sanger	)
Warren R. Staley	)
George W. Tamke	)
Solomon D. Trujillo	)
Robert J. Ulrich	)

*Douglas A. Scovanner, by signing his name hereto on the 19th day of March, 2003, does hereby sign this document pursuant to powers of attorney duly executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities and on the date stated, such persons being the majority of the Directors of the registrant.

/s/ Douglas A. Scovanner Douglas A. Scovanner, Attorney-in-Fact

                Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 19th day of March, 2003.

TARGET CORPORATION 401(K) PLAN
By
/s/ Robert J. Ulrich Robert J. Ulrich On behalf of Target Corporation as Plan Administrator

EXHIBIT INDEX

Exhibit Number	Document Description	Form of Filing
5	Opinion of General Counsel of the Registrant.	Electronic Transmission
23(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5).
23(b)	Consent of Ernst & Young LLP.	Electronic Transmission
24	Powers of Attorney.	Electronic Transmission

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EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX